Exhibit 99.1

February 9, 2015

We are pleased to report the financial results for your company for the year ended December 31, 2014. Net income for the year end was $7.7 million, a 7.8% improvement over 2013 earnings of $7.1 million. Earnings per share for 2014 were $1.73 compared to $1.60 per share for 2013, an 8.1% improvement. Results for 2014 reflect a year to year increase in net interest income of $675 thousand and an increase in noninterest income of $408 thousand. The provision for loan losses increased $40 thousand and noninterest expense increased $373 thousand as a result of increases in occupancy, equipment, and other expenses, which were partially offset by a decrease in total personnel expense.

Earnings for the fourth quarter of 2014 were $1.9 million, or $0.43 per share, compared to $1.5 million, or $0.34 per share, for 2013 representing a quarter over quarter improvement of 26.5%. Net interest income improved $133 thousand, the provision for loan losses decreased $30 thousand, noninterest income increased $82 thousand, and noninterest expenses decreased $147 thousand. These positive changes were offset by an increase in the provision for income taxes of $35 thousand.

Total assets grew to $623.8 million as of December 31, 2014 compared to $585.4 million as of December 31, 2013, a 6.6% increase. Total loans increased $25.9 million to $491.1 million, or 5.6%, as of December 31, 2014 compared to $465.1 million as of December 31, 2013. The 2014 loan growth was net of $94.9 million of residential mortgage loans sold to the secondary market during the year to manage long-term interest rate risk, compared to sales of $123.1 million in 2013. Total deposits reached $552.1 million compared to the prior year of $518.4 million, an increase of $33.7 million, or 6.5%. Borrowed funds increased $1.9 million, or 14.4% to $15.1 million as of December 31, 2014 compared to $13.2 million. The company had total capital of $52.0 million with a book value per share of $11.66 as of December 31, 2014 compared to $50.0 million with a book value of $11.17 as of December 31, 2013.

Management and the Board are pleased with 2014 results. Our strategy to improve core operating income and control noninterest expense generated good improvement in 2014. At the same time we opened a new branch in Lincoln, New Hampshire in June and a Loan Production Office in Newport, Vermont in August. We also rolled out mobile check deposit service expanding the ways our customers can access banking services utilizing cell or Wi-Fi service. In addition we have many technology based projects that we are in the midst of, mostly focused on projects that enhance the customer experience or provide added security for the bank and its customers.

The local economy seems to continue to improve despite, not because of, State and National politics. Of the past several years 2014 was the best of a lackluster bunch. Improvements are still spotty geographically, with some of the towns in our market area improving at a faster pace than others. We have indications that 2015 will be another year of improvement, with the snow sport season beginning reasonably well and construction projects in the pipeline.

An economic bright spot has been the travel and tourism industry throughout our footprint. Since 2011 this industry had one good season after another, allowing folks who came out of the recession caused by the 2008 financial crises weakened, to survive and thrive. And for those of you living away, Vermont and New Hampshire are participating in the creation of new industries driven by those who wish to imbibe artisan made “adult” beverages. Few among us would have believed several years ago that within 20 minutes of our headquarters there would be not less than five craft beer brewers and three artisan distilleries, with more coming soon. This has created a new phenomenon some refer to as “beer” or “beverage” tourism, and it is becoming an important element of Northern Vermont’s and Northern New Hampshire’s economies.

At our Board meeting held on January 21, 2015, after considering our 2014 earnings and our capital ratios, we voted to issue a quarterly dividend of 27 cents per share with a declaration date of January 21, 2015, with a record date of January 31, 2015, and a payable date of February 9, 2015. The dividend represents a 1 cent increase over the dividend issued last quarter. As always, the Board and management appreciate your support of our endeavors.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802-888-0982 or contact our Transfer Agent at the address and phone number listed below:

Sincerely,
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 (866)-321-8022 or (720)-378-5956 E-mail: shareholder@broadridge.com
	Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667 Investor Relations: www.UnionBankVT.com
About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and northwestern New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank's and its holding company's headquarters are located. Union Bank operates 17 banking offices and two loan centers and multiple ATMS throughout its geographical footprint.

Union Bank is committed to the communities it serves, and encourages employee participation in community events and charitable services. Union Bank has consistently been recognized for our Community Reinvestment efforts and for our performance in residential lending to borrowers of all income levels. The US Small Business Administration has designated Union Bank as a Preferred Lender.

Union Bankshares, Inc.

DIRECTORS	OFFICERS					Consolidated Statements of Income (unaudited, in thousands)
Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman		Consolidated Balance Sheets (unaudited, in thousands)
Cynthia D. Borck	David S. Silverman - President & CEO
Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer		ASSETS	DEC. 31, 2014	DEC. 31, 2013	DEC. 31, 2014		DEC. 31, 2013	DEC. 31, 2014	DEC. 31, 2013

John M. Goodrich	John H. Steel - Secretary						(3 months ended)		(12 months ended)

Timothy W. Sargent	Kristy Adams Alfieri - Assistant Secretary		Cash and Due from Banks	$4,822	$5,223	Interest Income	$6,298	$6,233	$24,852	$24,481
David S. Silverman	Jeffrey G. Coslett - Vice President
John H. Steel			Federal Funds Sold & Overnight Deposits	36,922	25,496	Interest Expense	521	589	2,155	2,459
Schuyler W. Sweet						Net Interest Income	5,777	5,644	22,697	22,022
Neil J. Van Dyke	REGIONAL ADVISORY BOARD MEMBERS		Interest Bearing Deposits in Banks	12,252	17,613	Provision for Loan Losses	45	75	345	305
Union Bank
			Investment Securities	52,964	45,492	Net Interest Income After Provision for Loan Losses	5,732	5,569	22,352	21,717
DIRECTORS	Michael R. Barrett - St. Johnsbury		Loans Held for Sale	10,743	3,840
Kenneth D. Gibbons-Chairman	Joel S. Bourassa - Northern NH					Trust Income	177	172	726	644
Cynthia D. Borck	Steven J. Bourgeois - St. Albans		Loans, net	480,333	461,283	Noninterest Income	1,944	1,867	8,183	7,857
Steven J. Bourgeois	Stanley T. Fillion - Northern NH
John M. Goodrich	Rosemary H. Gingue - St. Johnsbury		Reserve for Loan Losses	(4,694)	(4,647)	Noninterest Expenses:
Timothy W. Sargent	John M. Goodrich - St. Johnsbury					Salaries & Wages	2,222	2,252	8,916	8,964
David S. Silverman	Christopher M. Knapp - Northern NH		Premises and Equipment, net	11,853	10,678
John H. Steel	Coleen K. Kohaut - St. Albans					Pension & Employee Benefits	663	860	2,725	2,777
Schuyler W. Sweet	Justin P. Lavely - St. Johnsbury		Other Real Estate Owned, net	297	559
Neil J. Van Dyke	Daniel J. Luneau - St. Albans					Occupancy Expense, net	293	285	1,199	1,156
	Alexandra S. Maclean - St. Johnsbury		Accrued Interest & Other Assets	18,356	19,906
	Mary K. Parent - St. Johnsbury					Equipment Expense	441	398	1,674	1,597
	Samuel H. Ruggiano - St. Albans		Total Assets	$623,848	$585,443
	David S. Silverman - All					Other Expenses	1,958	1,929	7,080	6,727
	Schuyler W. Sweet - Northern NH
	Norrine A. Williams - Northern NH					Total	5,577	5,724	21,594	21,221
			LIABILITIES & SHAREHOLDERS' EQUITY	DEC. 31, 2014	DEC. 31, 2013
						Income Before Taxes	2,276	1,884	9,667	8,997
Union Bank Offices (ATMs at all Branch Locations)						Income Tax Expense	391	356	1,973	1,862
			Noninterest Bearing Deposits	$90,385	$87,247
						Net income	$1,885	$1,528	$7,694	$7,135
VERMONT			Interest Bearing Deposits	302,722	269,614
Danville	421 Route 2 East	802-684-2211				Earnings per share	$0.43	$0.34	$1.73	$1.60
Fairfax	Jct. Routes 104 & 128	802-849-2600	Time Deposits	158,957	161,493
Hardwick	103 VT Route 15 West	802-472-8100				Book Value Per Share			$11.66	$11.17
Jeffersonville	44 Main Street	802-644-6600	Borrowed Funds	15,118	13,216
Johnson	198 Lower Main Street	802-635-6600
Lyndonville	183 Depot Street	802-626-3100	Accrued Interest & Other Liabilities	4,684	4,053
Morrisville	20 Lower Main Street	802-888-6600
	65 Northgate Plaza	802-888-6860	Common Stock	9,859	9,855
Newport	325 East Main Street	802-334-0750
St. Albans	15 Mapleville Depot	802-524-9000	Additional Paid in Capital	418	363
St. Johnsbury	364 Railroad Street	802-748-3131
	325 Portland Street	802-748-3121	Retained Earnings	46,462	43,405
S. Burlington	Loan Center		Accumulated Other Comprehensive (Loss) Income	(832)	77
	30 Kimball Avenue	802-865-1000
Stowe	47 Park Street	802-253-6600
			Treasury Stock at Cost	(3,925)	(3,880)
NEW HAMPSHIRE
Groveton	3 State Street	603-636-1611	Total Liabilities & Shareholders' Equity	$623,848	$585,443
Littleton	263 Dells Road	603-444-7136	Standby letters of credit were $1,725,000 and $1,633,000 at December 31, 2014 and 2013, respectively.
	76 Main Street	603-444-5321
Lincoln	135 Main Street	603-745-4000
N. Woodstock	155 Main Street	603-745-2488